Exhibit 10.16

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”) is made and entered into as of April 19, 2013, by and between EagleBank, a Maryland chartered commercial bank (the “Bank”), and Michael T. Flynn (“Officer”).

RECITALS:

WHEREAS, the Bank and Officer are parties to an Employment Agreement dated as of September 1, 2011 (the “Agreement); and

WHEREAS, it has come to the attention of the parties that language in certain provisions of the Agreement may not be in compliance with the requirements of Section 409A (as defined in the Agreement); and

WHEREAS, Internal Revenue Service (“IRS”) Notice 2010-6, as modified by Notice 2010-80 (together the “Notices”), provides procedures under which certain documentary noncompliance with Section 409A may be corrected; and

WHEREAS, the parties desire to enter into this Amendment in order to modify the Agreement so that it is in compliance with Section 409A as implemented by the Notices.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Defined Terms.  All capitalized terms used but not defined in this Amendment shall have the meanings set forth for such terms in the Agreement.

2.           Amendments to Agreement.  The Agreement is amended as follows:

a.           Section 7.7 of the Agreement is amended by deleting the first sentence thereof and by inserting the following in lieu thereof:

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Provided that Officer signs and delivers to the Bank no later than twenty-one (21) days after the Termination Date a General Release and Waiver in the form attached to this Agreement as Exhibit A (the Release”), and except as set forth in the immediately following sentence, if the Term is terminated by the Bank during the Term without Cause, the Bank shall, for a period of one (1) year following the date on which the Release is executed and delivered to the Bank, (i) continue to pay Officer, in the manner set forth below, Officer’s Salary at the rate being paid as of the Termination Date, and (ii) if Officer timely elects to continue his health insurance benefits under COBRA, pay to the insurer Officer’s premiums for health insurance benefits continuation (for so long as Officer remains qualified for such continuation under COBRA).  Notwithstanding the foregoing: (a) if the twenty-one (21) day period in which Officer may deliver the Release begins in one calendar year and ends in the following calendar year, the date on which payments will commence under this Section 7.7 shall be the first day of such following calendar year or, if later, the date on which the Release is delivered to the Bank; and (b) Officer shall not be entitled to any payments pursuant to this Section 7.7 if he is otherwise entitled to payments pursuant to Section 9.4 in relation to a Change in Control.

b.           Section 9.4 of the Agreement is amended by deleting the text thereof and by inserting the following in lieu thereof:

If there is a Change in Control Termination pursuant to Section 9.2 or Officer resigns after the Action Period pursuant to Section 9.3, Officer shall be paid a lump-sum cash payment (the “Change Payment”) equal to 2.99 times Officer’s Salary at the highest rate in effect during the twelve (12) month period immediately preceding his Termination Date, such Change Payment to be made to Officer on the date forty-five (45) days after the later of (i) the Termination Date or (ii) the date of the Change in Control; provided, however, that the Bank shall be relieved of its obligation to pay the Change Payment if Officer fails to sign and deliver to the Bank no later than twenty-one (21) days after the Termination Date a General Release and Waiver in the form attached to this Agreement as Exhibit A.  Notwithstanding anything to the contrary in this Section 9.4, any payment pursuant to this Section 9.4 shall be subject to (i) any delay in payment required by Section 10.2  hereof and (ii) any reduction required pursuant to Section 10.1.2 hereof, as applicable.

3.           No Other Changes.  In all other respects the provisions of the Agreement are hereby reaffirmed and ratified.

[signature page follows]

IN WITNESS WHREOF, the parties have executed this First Amendment to Employment Agreement as of the date first written above.

EAGLEBANK

By: /s/ Ronald D. Paul
Name: Ronald D. Paul
Title: Chief Executive Officer

OFFICER

/s/ Michael T. Flynn

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